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OUTPROFORM

First Quarter 2017
Earnings Release & Supplemental Financial Information

NATIONAL STORAGE
AFFILIATES

Table of Contents

Page

1	Earnings Release

6	Consolidated Statements of Operations

7	Consolidated Balance Sheets

8	Schedule 1 - Funds From Operations and Core Funds From Operations

10	Schedule 2 - Other Non-GAAP Financial Measurements

11	Schedule 3 - Portfolio Summary

13	Schedule 4 - Debt and Equity Capitalization

15	Schedule 5 - Summarized Information for Unconsolidated Real Estate Venture

16	Schedule 6 - Same Store Performance Summary

18	Schedule 7 - Reconciliation of Same Store Data and Net Operating Income to Income from Operations

19	Schedule 8 - Selected Financial Information

20	Glossary

May 3, 2017

National Storage Affiliates Trust Reports First Quarter 2017 Results; Net Income Increases $2.4 million; Core FFO per Share Increases 16.0%; Same Store NOI Increases 9.1%; Added Eighth Participating Regional Operator
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust (“NSA” or the "Company") (NYSE: NSA) today reported the Company’s first quarter 2017 results.
Key Highlights

•	Net income was $7.2 million for the first quarter of 2017, an increase of $2.4 million compared to $4.8 million for the first quarter of 2016.

•
Core funds from operations ("Core FFO") was $21.3 million, or $0.29 per share, for the first quarter of 2017, an increase of 16.0% per share compared to $12.5 million, or $0.25 per share, for the first quarter of 2016.

•	Same store total revenues were $41.2 million for the first quarter of 2017, an increase of 6.6% compared to $38.6 million for the first quarter of 2016.

•	Same store NOI was $28.1 million for the first quarter of 2017, an increase of 9.1% compared to $25.7 million for the first quarter of 2016.

•	Acquired five self storage properties during the first quarter of 2017 for approximately $31.9 million.

•	Added the Company's eighth Participating Regional Operator ("PRO"), Personal Mini Storage of Orlando, Florida.
Arlen Nordhagen, Chief Executive Officer and Chairman, commented, "2017 is off to a great start for NSA, with financial results exceeding our forecasts for the quarter. Same store total revenue grew by 6.6%, driving same store NOI growth of 9.1% during the first quarter. We also closed on the addition of our eighth PRO, Personal Mini Storage, of Orlando, Florida and acquired five self storage properties."

Financial Results

($ in thousands, except per share and unit data)	Three Months Ended March 31,
	2017	2016	Growth
Net income	$7,181	$4,802	49.5%

Funds From Operations ("FFO")(1)	$21,155	$11,238	88.2%
Add back acquisition costs and NSA's share of unconsolidated venture acquisition costs	163	1,288	(87.3)%
Core FFO(1)	$21,318	$12,526	70.2%

Earnings (loss) per share - basic	$0.01	$0.10	(90.0)%
Earnings (loss) per share - diluted	$0.01	$0.07	(85.7)%

FFO per share and unit(1)	$0.29	$0.23	26.1%
Core FFO per share and unit(1)	$0.29	$0.25	16.0%

(1) Non-GAAP financial measures, including FFO, Core FFO and NOI, are reconciled to their most directly comparable GAAP measure and defined (together with other words and phrases used herein) in the Schedules to this press release and in the supplemental financial information.
First quarter 2017 net income increased $2.4 million, driven primarily by incremental NOI generated from 95 self storage properties acquired between April 1, 2016 and March 31, 2017 and same store NOI growth, partially offset by increases in depreciation and amortization, interest expense and general and administrative expenses.
First quarter 2017 basic earnings per share decreased $0.09 per share and diluted earnings per share decreased $0.06 per share. In addition to the items affecting net income described above, the comparison of earnings per share amounts between periods is affected by the allocation of net income to noncontrolling interests pursuant to GAAP. Additional information on NSA's allocation of net income (loss) can be found in the Glossary to the supplemental financial information under "Hypothetical Liquidation at Book Value Method."
First quarter 2017 FFO per share increased 26.1% and Core FFO per share increased 16.0%. The increases in FFO and Core FFO were primarily the result of $10.6 million of incremental NOI from 95 self storage properties acquired between April 1, 2016 and March 31, 2017, same store NOI growth of $2.4 million, $1.8 million of management fees and other revenue and $1.1 million of the Company's share of FFO and Core FFO from its unconsolidated real estate venture, partially offset by increases of $2.8 million of general and administrative expenses, $2.5 million of interest expense and $1.8 million of distributions to subordinated performance unitholders.

Total Consolidated Portfolio Operating Results

($ in thousands, except per square foot data)	Three Months Ended March 31,
	2017	2016	Growth
Total rental and other property-related revenue	$59,725	$39,649	50.6%
Property operating expenses	19,749	13,277	48.7%
Net Operating Income (NOI)	$39,976	$26,372	51.6%

Average Occupancy	88.3%	88.7%	(0.4)%
Average Annualized Rental Revenue Per Occupied Square Foot	$11.36	$10.63	6.9%
First quarter 2017 total rental and other property-related revenue increased 50.6%, driven by $16.4 million of incremental revenues from 95 self storage properties acquired between April 1, 2016 and March 31, 2017 and a $2.6 million increase in same store total revenues.
First quarter 2017 total property operating expenses increased 48.7% resulting from $5.8 million of incremental property operating expenses generated by 95 self storage properties acquired between April 1, 2016 and March 31, 2017, and an increase of $0.2 million in same store property operating expenses.
Total consolidated portfolio NOI was $40.0 million for the first quarter of 2017, an increase of 51.6% compared to NOI of $26.4 million for the first quarter of 2016.
NSA's total consolidated portfolio included 386 self storage properties, approximately 23.3 million rentable square feet, with period-end occupancy of 88.6% as of March 31, 2017.
Same Store Operating Results (277 Properties)

($ in thousands, except per square foot data)	Three Months Ended March 31,
	2017	2016	Growth
Total rental and other property-related revenue	$41,183	$38,623	6.6%
Property operating expenses	13,102	12,893	1.6%
Net Operating Income (NOI)	$28,081	$25,730	9.1%
NOI Margin	68.2%	66.6%	1.6%

Average Occupancy	88.7%	88.7%	—%
Average Annualized Rental Revenue Per Occupied Square Foot	$11.32	$10.67	6.1%
Investment Activity
During the first quarter of 2017, NSA invested approximately $31.9 million in the acquisition of five self storage properties located in five states. The first quarter acquisitions encompass approximately 0.3 million rentable square feet configured in over 2,200 storage units.

Credit Facility
During February 2017, NSA entered into agreements with a syndicated group of lenders to partially exercise its expansion option under its credit facility, increasing total capacity by $170 million for a total credit facility of $895 million. This expansion increased the total borrowing capacity under NSA's five and six-year term loan tranches by $10 million and $55 million, respectively, and created a new $105 million seven-year term loan tranche.

Dividends
On February 23, 2017, NSA's Board of Trustees declared a quarterly cash dividend of $0.24 per common share, which was paid on March 30, 2017 to holders of record as of March 15, 2017.
Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at http://ir.nationalstorageaffiliates.com/quarterly-reporting and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on May 3, 2017.
Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentation of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Quarterly Teleconference and Webcast
The Company will host a conference call at 1:00pm Eastern Time on Thursday, May 4, 2017 to discuss its financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nationalstorageaffiliates.com.
Conference Call and Webcast:
Date/Time: Thursday, May 4, 2017, 1:00pm ET
Webcast available at: www.nationalstorageaffiliates.com
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014

Replay:
Domestic (Toll Free US & Canada): 877.660.6853
International: 201.612.7415
Conference ID: 13646795
A replay of the call will be available for one week through Thursday, May 11, 2017. A replay of the webcast will be available for 30 days on NSA's website at www.nationalstorageaffiliates.com.
Upcoming Industry Conference
NSA management is scheduled to participate in the upcoming NAREIT REITWeek 2017 Investor Forum in New York, New York on June 6-8, 2017.
About National Storage Affiliates Trust
National Storage Affiliates Trust is a Maryland real estate investment trust focused on the ownership, operation and acquisition of self storage properties located within the top 100 metropolitan statistical areas throughout the United States. The Company currently holds ownership interests in and operates 456 self storage properties located in 23 states with approximately 28 million rentable square feet. NSA is the sixth largest owner and operator of self storage properties among public and private companies in the U.S. For more information, please visit the Company’s website at www.nationalstorageaffiliates.com. NSA is included in the MSCI US REIT Index (RMS/RMZ) and the Russell 2000 Index of Companies.
NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, the debt and lending markets or the general economy; the Company's business and investment strategy; and the acquisition of properties, including the timing of acquisitions. For a further list and description of such risks and uncertainties, see the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
CONTACT:
National Storage Affiliates Trust
Investor/Media Relations
Marti Dowling
Director - Investor Relations
720.630.2624
mdowling@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2017	2016
REVENUE
Rental revenue	$57,844	$38,501
Other property-related revenue	1,881	1,148
Management fees and other revenue	1,838	—
Total revenue	61,563	39,649
OPERATING EXPENSES
Property operating expenses	19,749	13,277
General and administrative expenses	7,181	4,335
Depreciation and amortization	18,683	10,892
Total operating expenses	45,613	28,504
Income from operations	15,950	11,145
OTHER EXPENSE
Interest expense	(7,471)	(4,941)
Equity in losses of unconsolidated real estate venture	(785)	—
Acquisition costs	(144)	(1,288)
Non-operating expense	(52)	(5)
Other expense	(8,452)	(6,234)
Income before income taxes	7,498	4,911
Income tax expense	(317)	(109)
Net income	7,181	4,802
Net income attributable to noncontrolling interests	(6,626)	(2,592)
Net income attributable to National Storage Affiliates Trust	$555	$2,210

Earnings (loss) per share - basic	$0.01	$0.10
Earnings (loss) per share - diluted	$0.01	$0.07

Weighted average shares outstanding - basic	43,401	23,005
Weighted average shares outstanding - diluted	43,401	67,994

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	March 31,	December 31,
	2017	2016
ASSETS
Real estate
Self storage properties	$1,887,255	$1,844,336
Less accumulated depreciation	(124,941)	(110,803)
Self storage properties, net	1,762,314	1,733,533
Cash and cash equivalents	14,207	12,570
Restricted cash	3,043	2,767
Debt issuance costs, net	2,836	3,069
Investment in unconsolidated real estate venture	79,650	81,486
Other assets, net	43,681	44,730
Assets held for sale	—	13,937
Total assets	$1,905,731	$1,892,092
LIABILITIES AND EQUITY
Liabilities
Debt financing	$893,767	$878,954
Accounts payable and accrued liabilities	21,355	21,616
Deferred revenue	12,589	12,454
Total liabilities	927,711	913,024
Equity
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 44,202,780 and 43,110,362 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	442	431
Additional paid-in capital	590,526	576,365
Distributions in excess of earnings	(18,728)	(8,719)
Accumulated other comprehensive income	10,651	9,025
Total shareholders' equity	582,891	577,102
Noncontrolling interests	395,129	401,966
Total equity	978,020	979,068
Total liabilities and equity	$1,905,731	$1,892,092

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income to FFO and Core FFO

	Three Months Ended March 31,
	2017	2016
Net income	$7,181	$4,802
Add (subtract):
Real estate depreciation and amortization	18,243	10,779
Company's share of unconsolidated real estate venture real estate depreciation and amortization	1,872	—
FFO attributable to subordinated performance unitholders (1)	(6,141)	(4,343)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	21,155	11,238
Add:
Acquisition costs	144	1,288
Company's share of unconsolidated real estate venture acquisition costs	19	—
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$21,318	$12,526

Weighted average shares and units outstanding - FFO and Core FFO:(2)
Weighted average shares outstanding - basic	43,401	23,005
Weighted average restricted common shares outstanding	17	16
Weighted average OP units outstanding	25,959	22,235
Weighted average DownREIT OP unit equivalents outstanding	1,835	1,835
Weighted average LTIP units outstanding	1,468	2,456
Total weighted average shares and units outstanding - FFO and Core FFO	72,680	49,547

FFO per share and unit	$0.29	$0.23
Core FFO per share and unit	$0.29	$0.25

(1) Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2) NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in our operating partnership on a one-for-one basis, subject to certain adjustments in each case. Subordinated performance units, DownREIT subordinated performance units, and LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). See footnote(3) for additional discussion of subordinated performance units, DownREIT subordinated performance units, and LTIP units in the calculation of FFO and Core FFO per share and unit.

Supplemental Schedule 1 (continued)

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings (Loss) Per Share - Diluted to FFO and Core FFO Per Share and Unit

	Three Months Ended March 31,
	2017	2016
Earnings (loss) per share - diluted	$0.01	$0.07
Impact of the difference in weighted average number of shares(3)	(0.01)	0.03
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(4)	0.09	—
Add real estate depreciation and amortization	0.25	0.22
Add Company's share of unconsolidated venture real estate depreciation and amortization	0.03	—
FFO attributable to subordinated performance unitholders	(0.08)	(0.09)
FFO per share and unit	0.29	0.23
Add acquisition costs, Company's share of unconsolidated real estate venture acquisition costs, and loss on early extinguishment of debt	—	0.02
Core FFO per share and unit	$0.29	$0.25

(3) Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares, the treasury stock method for certain unvested LTIP units, and includes the assumption of a hypothetical conversion of subordinated performance units, DownREIT subordinated performance units and LTIP units into OP units, even though such units may only be convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. For additional information about the conversion of subordinated performance units and DownREIT subordinated performance units into OP units, see Note 10 to the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(4) Represents the effect of adjusting the numerator to consolidated net income (loss) prior to GAAP allocations for noncontrolling interests and the application of the two-class method and treasury stock method, as described in footnote (3).

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended March 31,
	2017	2016
Net income	$7,181	$4,802
(Subtract) add:
Management fees and other revenue	(1,838)	—
General and administrative expenses	7,181	4,335
Depreciation and amortization	18,683	10,892
Interest expense	7,471	4,941
Equity in losses of unconsolidated real estate venture	785	—
Acquisition costs	144	1,288
Income tax expense	317	109
Non-operating expense	52	5
Net Operating Income	$39,976	$26,372

EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2017	2016
Net income	$7,181	$4,802
Add:
Depreciation and amortization	18,683	10,892
Company's share of unconsolidated real estate venture depreciation and amortization	1,872	—
Interest expense	7,471	4,941
Income tax expense	317	109
EBITDA	35,524	20,744
Add:
Acquisition costs	144	1,288
Company's share of unconsolidated real estate venture acquisition costs	19	—
Equity-based compensation expense(1)	983	598
Adjusted EBITDA	$36,670	$22,630

(1) Equity-based compensation expense is a non-cash item that is included in general and administrative expenses in our consolidated statements of operations.

Supplemental Schedule 3

Portfolio Summary
(dollars in thousands) (unaudited)

Total Consolidated and Unconsolidated Property Portfolio

	Stores at Period End March 31,		Units at Period End March 31,		Rentable Square Feet at Period End March 31,		Occupancy at Period End March 31,
State	2017	2016	2017	2016	2017	2016	2017	2016	Growth
California	77	48	46,456	27,843	5,820,640	3,550,061	90.9%	90.7%	0.2%
Oregon	56	50	22,721	20,210	2,864,932	2,523,318	89.2%	92.5%	(3.3)%
Texas	52	49	20,306	18,952	2,861,018	2,691,717	87.6%	87.8%	(0.2)%
Oklahoma	30	29	13,985	13,563	1,903,039	1,842,667	85.3%	87.8%	(2.5)%
North Carolina	30	30	13,436	13,442	1,650,671	1,655,156	89.5%	85.4%	4.1%
Florida	23	2	17,605	694	1,620,869	79,756	83.9%	82.7%	1.2%
Georgia	20	19	6,552	6,363	872,593	835,208	93.6%	93.9%	(0.3)%
Arizona	16	13	9,130	7,295	1,064,686	836,017	89.3%	85.2%	4.1%
Indiana	14	6	7,846	3,168	1,007,745	463,166	83.3%	83.6%	(0.3)%
Washington	15	14	5,064	4,825	644,680	611,150	90.6%	92.5%	(1.9)%
Colorado	10	9	4,640	4,132	564,604	503,696	91.4%	94.1%	(2.7)%
Louisiana	10	5	4,520	2,192	630,103	298,710	84.4%	81.3%	3.1%
New Hampshire	9	9	3,667	3,677	444,200	444,375	91.9%	88.9%	3.0%
Ohio	7	—	2,689	—	349,038	—	85.4%	—	—%
Nevada	6	3	3,135	1,778	419,567	242,131	92.0%	90.9%	1.1%
South Carolina	4	4	1,211	1,210	147,530	147,530	90.4%	93.5%	(3.1)%
Other(1)	7	3	3,166	782	440,957	113,960	86.4%	95.7%	(9.3)%
Total Consolidated/Weighted Average	386	293	186,129	130,126	23,306,872	16,838,618	88.6%	89.4%	(0.8)%

Total Unconsolidated/Weighted Average(2)	66	—	35,572	—	4,517,744	—	87.6%	—	—

Total Consolidated and Unconsolidated/Weighted Average	452	293	221,701	130,126	27,824,616	16,838,618	88.5%	89.4%	(0.9)%

(1) Other states in NSA's consolidated portfolio as of March 31, 2017 include Alabama, Kentucky, Mississippi and New Mexico.
(2) Refer to Supplemental Schedule 5 for additional information about NSA's unconsolidated real estate venture.

Supplemental Schedule 3 (continued)

Portfolio Summary
(dollars in thousands) (unaudited)

2017 Acquisition & Investment Activity

Self storage properties acquired during the quarter ended:				Summary of Investment
	Stores	Units	Rentable Square Feet	Cash and Acquisition Costs	Value of OP Equity	Other Liabilities	Total

March 31, 2017(3)	5	2,239	267,008	$26,780	$4,964	$183	$31,927

2017 Disposition Activity

Dispositions Closed During the Quarter Ended:	Stores	Units	Rentable Square Feet	Gross Proceeds

March 31, 2017(4)	1	360	43,935	$5,300

(3) NSA acquired self storage properties located in Arizona, Florida, Oregon, Texas and Washington during 2017.
(4) NSA disposed of a self storage property located in California during 2017.

Supplemental Schedule 4

Debt and Equity Capitalization
As of March 31, 2017
(dollars in thousands) (unaudited)

Debt Balances and Characteristics

	Effective Interest Rate(1)	Weighted Average Maturity (In Years)	Balance
Credit Facility:
Revolving line of credit	2.38%	3.10	$102,500
Term loan - 5 year tranche	2.60%	4.10	235,000
Term loan - 6 year tranche	3.24%	5.10	155,000
Term loan - 7 year tranche	3.71%	6.84	105,000
Term loan - 7 year	3.08%	6.25	100,000
Fixed rate mortgages payable	4.13%	7.47	191,937
Total Principal/Weighted Average	3.21%	5.47	889,437
Unamortized debt issuance costs and debt premium, net			4,330
Total Debt			$893,767

Debt Maturities

	Average Effective Interest Rate on Maturing Debt(1)	Maturities as a Percent of Total Principal	Maturities
2017 2Q	—	—	—
2017 3Q	2.55%	0.2%	1,867
2017 4Q	—	—	—
Total 2017	2.55%	0.2%	1,867

2018 1Q	—	—	—
2018 2Q	2.97%	0.4%	3,216
2018 3Q	—	—	—
2018 4Q	2.88%	0.3%	2,806
Total 2018	2.93%	0.7%	6,022

2019	—	—	—
2020	2.75%	15.9%	141,162
2021	2.64%	26.9%	238,974
2022	3.24%	17.4%	155,000
2023	3.69%	20.2%	179,926
2024	3.79%	14.1%	125,508
Thereafter	4.10%	4.6%	40,978
Total Principal/Weighted Average	3.21%	100.0%	889,437
Unamortized debt issuance costs and debt premium, net			4,330
Total Debt			$893,767

Debt Ratios

		Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA		n/a	6.0x
Trailing Twelve Month Fixed Charge Coverage Ratio		> 1.5x	3.8x
Total Leverage Ratio		< 60.0%	39.9%

(1) Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable. For the revolving line of credit, the effective interest rate excludes fees which range from 0.15% to 0.25% for unused borrowings.

Supplemental Schedule 4 (continued)

Debt and Equity Capitalization
As of March 31, 2017
(unaudited)

Equity Interests

	Outstanding	If Converted
Common shares of beneficial interest	44,176,295	44,176,295
Restricted common shares	26,485	26,485
Total shares outstanding	44,202,780	44,202,780
Operating partnership units	25,223,064	25,223,064
DownREIT operating partnership unit equivalents	1,834,786	1,834,786
Total operating partnership units	27,057,850	27,057,850
Long-term incentive plan units(2)	1,490,346	1,490,346
Total shares and Class A equivalents outstanding	72,750,976	72,750,976
Subordinated performance units(3)	11,369,753	16,031,352
DownREIT subordinated performance unit equivalents(3)	4,386,999	6,185,669
Total subordinated partnership units	15,756,752	22,217,021
Total shares and units outstanding	88,507,728	94,967,997

(2) Balances exclude 260,400 long-term incentive plan ("LTIP") units which only vest and participate in dividend distributions upon the future contribution of properties from the PROs.
(3) If converted balance assumes that each subordinated performance unit (including each DownREIT subordinated performance unit) is convertible into OP units, notwithstanding the two-year lock-out period on conversions, and that each subordinated performance unit would on average convert on a hypothetical basis into an estimated 1.41 OP units based on historical financial information for the trailing twelve months ended March 31, 2017. The hypothetical conversions are calculated by dividing the average cash available for distribution, or CAD, per subordinated performance unit by 110% of the CAD per OP unit over the same period. The Company anticipates that as CAD grows over time, the conversion ratio will also grow, including to levels that may exceed these amounts.

Supplemental Schedule 5

Summarized Information for Unconsolidated Real Estate Venture
(dollars in thousands) (unaudited)

Unconsolidated Real Estate Venture Properties as of March 31, 2017

State	Stores at Period End	Units at Period End	Rentable Square Feet at Period End	Occupancy at Period End	1Q 2017 Average Occupancy
Florida	21	11,485	1,331,630	86.7%	86.0%
Alabama	11	4,032	590,696	86.1%	84.5%
New Jersey	10	7,520	925,410	89.2%	88.4%
California	9	5,832	802,176	86.8%	87.2%
Other(1)	15	6,703	867,832	89.1%	88.4%
Total/Weighted Average	66	35,572	4,517,744	87.6%	87.0%

Balance Sheet Information as of March 31, 2017

Total Venture at 100%(2)
ASSETS
Self storage properties, net	$610,633
Other assets	16,521
Total assets	$627,154
LIABILITIES AND EQUITY
Debt financing	$317,109
Other liabilities	5,041
Equity	305,004
Total liabilities and equity	$627,154

Operating Information for the Three Months Ended March 31, 2017

	Total Venture at 100%(2)	NSA Proportionate Share (Venture at 25%)
Total revenue	$12,507	$3,127
Property operating expenses	4,068	1,017
Net operating income	8,439	2,110
Supervisory, administrative and other expenses	(898)	(225)
Depreciation and amortization	(7,489)	(1,872)
Interest expense	(2,826)	(707)
Acquisition and other expenses	(366)	(91)
Net loss	$(3,140)	$(785)

(1) Other states in the unconsolidated real estate venture include Arizona, Georgia, New Mexico, Nevada, Pennsylvania, Ohio, Texas and Virginia.
(2) Values represent entire unconsolidated real estate venture at 100%, not NSA's proportionate share. NSA's ownership in the unconsolidated real estate venture is 25%.

Supplemental Schedule 6

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended March 31, 2017 compared to Three Months Ended March 31, 2016

		Total Revenue			Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	1Q 2017	1Q 2016	Growth	1Q 2017	1Q 2016	Growth	1Q 2017	1Q 2016	Growth	1Q 2017	1Q 2016	Growth
Oregon	50	$7,980	$7,477	6.7%	$2,195	$2,106	4.2%	$5,785	$5,371	7.7%	72.5%	71.8%	0.7%
Texas	48	5,601	5,372	4.3%	2,128	2,126	0.1%	3,473	3,246	7.0%	62.0%	60.4%	1.6%
California	48	10,869	9,876	10.1%	3,305	3,274	0.9%	7,564	6,602	14.6%	69.6%	66.8%	2.8%
Oklahoma	29	3,469	3,477	(0.2)%	1,162	1,174	(1.0)%	2,307	2,303	0.2%	66.5%	66.2%	0.3%
North Carolina	28	3,666	3,367	8.9%	1,131	1,092	3.6%	2,535	2,275	11.4%	69.1%	67.6%	1.5%
Georgia	18	1,660	1,588	4.5%	639	621	2.9%	1,021	967	5.6%	61.5%	60.9%	0.6%
Washington	14	1,735	1,668	4.0%	527	506	4.2%	1,208	1,162	4.0%	69.6%	69.7%	(0.1)%
Arizona	13	2,416	2,235	8.1%	726	705	3.0%	1,690	1,530	10.5%	70.0%	68.5%	1.5%
Colorado	8	1,244	1,204	3.3%	363	366	(0.8)%	881	838	5.1%	70.8%	69.6%	1.2%
Louisiana	5	592	575	3.0%	212	216	(1.9)%	380	359	5.8%	64.2%	62.4%	1.8%
New Hampshire	4	606	548	10.6%	227	229	(0.9)%	379	319	18.8%	62.5%	58.2%	4.3%
South Carolina	4	356	334	6.6%	142	135	5.2%	214	199	7.5%	60.1%	59.6%	0.5%
Other(1)	8	989	902	9.6%	345	343	0.6%	644	559	15.2%	65.1%	62.0%	3.1%
Total/Weighted Average	277	$41,183	$38,623	6.6%	$13,102	$12,893	1.6%	$28,081	$25,730	9.1%	68.2%	66.6%	1.6%

(1) Other states in NSA's same store portfolio include Florida, Kentucky, Mississippi and Nevada.

Supplemental Schedule 6 (continued)

Same Store Performance Summary
(dollars in thousands, except per square foot data) (unaudited)
(unaudited)

Three Months Ended March 31, 2017 compared to Three Months Ended March 31, 2016
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		1Q 2017	1Q 2016	Growth	1Q 2017	1Q 2016	Growth	1Q 2017	1Q 2016	Growth
Oregon	20,246	2,526,292	89.0%	92.5%	(3.5)%	88.0%	91.6%	(3.6)%	$14.16	$12.79	10.7%
Texas	18,497	2,624,182	88.4%	87.8%	0.6%	88.0%	87.6%	0.4%	9.42	9.03	4.3%
California	28,087	3,567,320	90.8%	90.7%	0.1%	90.6%	89.8%	0.8%	12.77	11.85	7.8%
Oklahoma	13,572	1,847,114	85.1%	87.8%	(2.7)%	84.5%	87.2%	(2.7)%	8.65	8.47	2.1%
North Carolina	12,622	1,536,227	89.4%	84.7%	4.7%	89.1%	83.7%	5.4%	10.28	10.05	2.3%
Georgia	5,869	771,055	93.1%	93.9%	(0.8)%	92.3%	93.4%	(1.1)%	9.02	8.52	5.9%
Washington	4,788	601,840	90.6%	92.5%	(1.9)%	89.1%	92.2%	(3.1)%	12.77	11.68	9.3%
Arizona	7,279	835,877	89.7%	85.2%	4.5%	89.4%	83.9%	5.5%	12.42	12.25	1.4%
Colorado	3,737	453,174	93.5%	94.2%	(0.7)%	92.0%	92.8%	(0.8)%	11.64	11.24	3.6%
Louisiana	2,283	319,110	78.9%	81.3%	(2.4)%	78.1%	81.5%	(3.4)%	9.69	9.35	3.6%
New Hampshire	1,771	211,200	92.4%	90.3%	2.1%	93.3%	89.1%	4.2%	12.03	11.50	4.6%
South Carolina	1,211	147,530	90.4%	93.5%	(3.1)%	91.0%	92.4%	(1.4)%	10.24	9.50	7.8%
Other(1)	3,204	435,992	91.3%	90.7%	0.6%	91.2%	88.4%	2.8%	9.66	9.10	6.2%
Total/Weighted Average	123,166	15,876,913	89.2%	89.5%	(0.3)%	88.7%	88.7%	—%	$11.32	$10.67	6.1%

(1) Other states in NSA's same store portfolio include Florida, Kentucky, Mississippi and Nevada.

Supplemental Schedule 7

Reconciliation of Same Store Data and Net Operating Income to Income from Operations
(dollars in thousands) (unaudited)

	Three Months Ended March 31,
	2017	2016
Rental revenue
Same store portfolio	$39,873	$37,499
Non-same store portfolio	17,971	1,002
Total rental revenue on our statements of operations	57,844	38,501

Other property-related revenue
Same store portfolio	1,310	1,124
Non-same store portfolio	571	24
Total other property-related revenue on our statements of operations	1,881	1,148

Property operating expenses
Same store portfolio	13,102	12,893
Non-same store portfolio	6,647	384
Total property operating expenses on our statements of operations	19,749	13,277

Net operating income for:
Same store properties	28,081	25,730
Non-same store properties	11,895	642
Net operating income	39,976	26,372

Management fees and other revenue	(1,838)	—
General and administrative expenses	7,181	4,335
Depreciation and amortization	18,683	10,892
Income from operations on our statements of operations	$15,950	$11,145

Supplemental Schedule 8

Selected Financial Information
(in thousands, except per square foot data) (unaudited)

	Three Months Ended March 31,
	2017	2016

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$11.32	$10.67
Total consolidated portfolio	$11.36	$10.63

Total Consolidated Portfolio Capital Expenditures

Recurring capital expenditures	$758	$512
Revenue enhancing capital expenditures	85	—
Acquisitions capital expenditures	2,260	156
Total Consolidated Portfolio Capital Expenditures	$3,103	$668

Property Operating Expenses Detail

Store payroll and related costs	$5,845	$4,018
Property tax expense	4,783	2,961
Other property operating expenses	9,121	6,298
Property operating expenses on our statements of operations	$19,749	$13,277

General and Administrative Expenses Detail

Supervisory and administrative expenses	$3,349	$2,221
Equity-based compensation expense	983	598
Other general and administrative expenses	2,849	1,516
General and administrative expenses on our statements of operations	$7,181	$4,335

Glossary

This Earnings Release and Supplemental Information include certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue per our statements of operations (which includes fees and is net of any discounts) by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
REVENUE ENHANCING CAPITAL EXPENDITURES: Revenue enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: We define EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company's share of unconsolidated real estate venture depreciation and amortization. We define ADJUSTED EBITDA as EBITDA plus acquisition costs, the Company's share of unconsolidated real estate venture acquisition costs, organizational and offering expenses, equity-based compensation expense, losses on sale of properties, and impairment of long-lived assets; and by subtracting gains on sale of properties and debt forgiveness. These further adjustments eliminate the impact of items that we do not consider indicative of our core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.
We present EBITDA and Adjusted EBITDA because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period;

•	EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, income from operations, and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of our operating performance. The April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper, as amended, defines FFO as net income (as determined under GAAP), excluding gains (or losses) from sales of real estate and related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. We include amortization of customer in-place leases in real estate depreciation and amortization in the calculation of FFO because we believe the amortization of customer in-place leases is analogous to real estate depreciation, as the value of such intangibles is inextricably connected to the real estate acquired. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent our allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders for the purpose of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders. We define CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance. These further adjustments consist of acquisition costs, organizational and offering costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of our properties. Given the nature of our business as a real estate owner and operator, we consider FFO and Core FFO as key supplemental measures of our operating performance that are not specifically defined by GAAP. We believe that FFO and Core FFO are useful to management and investors as a starting point in measuring our operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of our operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. Our computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO and Core FFO should be compared with our reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in our consolidated financial statements.
HYPOTHETICAL LIQUIDATION AT BOOK VALUE METHOD: In accordance with GAAP, the Company allocates income (loss) utilizing the hypothetical liquidation at book value ("HLBV") method, in which the Company allocates income or loss based on the change in each unitholders’ claim on the net assets of the Company's operating partnership at period end after adjusting for any distributions or contributions made during such period. The Company uses this method because of the difference between the distribution rights and priorities set forth in the operating partnership's Agreement of Limited Partnership and what is reflected by the underlying percentage ownership interests of the unitholders.
The HLBV method is a balance sheet-focused approach to income (loss) allocation. A calculation is prepared at each balance sheet date to determine the amount that unitholders would receive if the operating partnership were to liquidate all of its assets (at GAAP net book value) and distribute the resulting proceeds to its creditors and unitholders based on the contractually defined liquidation priorities. The difference between the calculated liquidation distribution amounts at the beginning and the end of the reporting period, after adjusting for capital contributions and distributions, is used to derive each unitholder's share of the income (loss) for the period. Due to the stated liquidation priorities and because the HLBV method incorporates non-cash items such as depreciation expense, in any given period, income or loss may be allocated disproportionately to unitholders as compared to their respective ownership percentage in the operating partnership, and net income (loss) attributable to National Storage Affiliates Trust could be more or less net income than actual cash distributions received and more or less income or loss than what may be received in the event of an actual liquidation. Additionally, the HLBV method could result in net income (or net loss) attributable to National Storage Affiliates Trust during a period when the Company reports consolidated net loss (or net income), or net income (or net loss) attributable to National Storage Affiliates Trust in excess of the Company's consolidated net income (or net loss). The computations of basic and diluted earnings (loss) per share may be materially affected by these disproportionate income (loss) allocations, resulting in volatile fluctuations of basic and diluted earnings (loss) per share. Readers and investors are cautioned not to place undue reliance on NSA's income (loss) allocations or earnings (loss) per share without considering the effects described above, including the effect that depreciation and amortization have on income (loss), net book value and the application of the HLBV method.
LONG-TERM INCENTIVE PLAN UNITS: Long-term incentive plan units, or LTIP units, are a special class of partnership interest in our operating partnership that allow the holder to participate in the ordinary and liquidating distributions received by holders of the operating partnership units (subject to the achievement of specified levels of profitability by our operating partnership or the achievement of certain events). Upon vesting, and after achieving parity with operating partnership units, vested LTIP units may be converted into an equal number of operating partnership units, and thereafter have all the rights of operating partnership units, including redemption rights.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: We calculate net debt to Adjusted EBITDA as total debt (inclusive of $10.5 million of fair value of debt adjustments and $6.2 million of debt issuance costs) less cash and cash equivalents, divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  We define net operating income, or NOI, as net income (loss), as determined under GAAP, plus general and administrative expenses, depreciation and amortization, interest expense, loss on early extinguishment of debt, equity in earnings (losses) of unconsolidated real estate ventures, acquisition costs, organizational and offering expenses, income tax expense, impairment of long-lived assets, losses on the sale of properties and non-operating expense and by subtracting management fees and other revenue, gains on sale of properties, debt forgiveness, and non-operating income. NOI is not a measure of performance calculated in accordance with GAAP.
We believe NOI is useful to investors in evaluating our operating performance because:

•
NOI is one of the primary measures used by our management and our PROs to evaluate the economic productivity of our properties, including our ability to lease our properties, increase pricing and occupancy and control our property operating expenses;

•
NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of our capital structure; and

•
We believe NOI helps our investors to meaningfully compare the results of our operating performance from period to period by removing the impact of our capital structure (primarily interest expense on our outstanding indebtedness) and depreciation of the cost basis of our assets from our operating results.

There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect our net income (loss). We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, income from operations and net loss.
NET OPERATING INCOME MARGIN: The ratio of NOI divided by total rental and other property-related revenue.
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OCCUPANCY AT PERIOD END:  Represents total occupied rentable square feet divided by total rentable square feet at period end.
OPERATING PARTNERSHIP UNITS:  Operating partnership units, or OP Units, are Class A common units of limited partner interest in our operating partnership which are economically equivalent to our common shares. We also own certain of our self storage properties through other consolidated limited partnership subsidiaries of our operating partnership, which we refer to as "DownREIT partnerships." The DownREIT partnerships issue certain units of limited partner or limited liability company interest that are intended to be economically equivalent to our OP units, which we define as DOWNREIT OPERATING PARTNERSHIP UNIT EQUIVALENTS, or DownREIT OP units.
PROs: Participating regional operators, or "PROs", are our experienced regional self storage operators with local operational focus and expertise. As of March 31, 2017, our Company had eight PROs, SecurCare Self Storage, Northwest Self Storage, Optivest Properties, Guardian Storage Centers, Move It Self Storage, Storage Solutions, Hide-Away and Personal Mini.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
RESTRICTED COMMON SHARES: Restricted common shares are common shares that are subject to restrictions on transferability subject to vesting and such other restrictions. Generally, a participant granted restricted common shares has all of the rights of a shareholder, including, without limitation, the right to vote and the right to receive dividends on the restricted common shares. Holders of restricted common shares are prohibited from selling such shares until they vest.
SAME STORE PORTFOLIO: Our same store portfolio is defined as those properties owned and operated for the entirety of the applicable periods presented, excluding any properties sold or expected to be sold or where we completed a storage space expansion which caused the property's year-over-year operating results to no longer be comparable. Our 2017 same store portfolio consists of only those properties that were included in the Company's consolidated results since January 1, 2016, excluding two properties we plan to dispose of during 2017.
SUBORDINATED PERFORMANCE UNITS:  Subordinated performance units, or SP Units, are Class B common units of limited partner interest in our operating partnership. SP units, which are linked to the performance of specific contributed portfolios, are intended to incentivize our PROs to drive operating performance and support the sustainability of the operating cash flow generated by the contributed self storage properties that they continue to manage on our behalf. Because subordinated performance unit holders receive distributions only after portfolio-specific minimum performance thresholds are satisfied, we believe SP units play a key role in aligning the interests of our PROs with us and our shareholders. The DownREIT partnerships also issue units of limited partner interest that are intended to be economically equivalent to our SP units, which we define as DOWNREIT SUBORDINATED PERFORMANCE UNIT EQUIVALENTS, or DownREIT SP units.